Exhibit 10.1

RIGHT OF FIRST REFUSAL AGREEMENT

This RIGHT OF FIRST REFUSAL AGREEMENT made and entered into this 9th day of October, 2019 (the "Effective Date"), by and between CMC DEVELOPMENT LLC, a New York limited liability company with a principal place of business located at 4419 Third Avenue Bronx, New York, 10457 ("CMC") and SG Blocks, Inc., a publicly traded Delaware corporation with a principal place of business located at 195 Montague Street, Brooklyn, NY 11201 ("SGBX").

WITNESSETH:

WHEREAS, CMC is in the business of identifying, acquiring, developing and managing affordable residential and commercial properties in the United States, with a focus on emerging urban markets (hereafter the "CMC Real Estate Projects"); and

WHEREAS, SGBX is a designer, innovator and fabricator of container-based structures

("SGBX Container Structures"); and

WHEREAS, CMC is desirous of utilizing and employing SGBX' s Container Structures in connection with current and future CMC Real Estate Projects;

WHEREAS, SGBX is desirous of offering and building Container Structures for the CMC Real Estate Projects;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Definitions. For purposes of this Agreement, the following terms have the following meanings:

"Affiliate" means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control," when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

"Design and Build Agreement" means the agreement(s) executed by and between CMC and SGBX wherein SGBX will be engaged by CMC to build and design specified CMC Real Estate Projects utilizing the SGBX Container Structures.

2.                 Right of First Refusal.

      (a)               Offered CMC Real Estate Project. SGBX shall have a right of first refusal with respect to any and all CMC Real Estate Projects that CMC has secured rights to develop in which CMC has greater than a 50% interest in the owner or developer entity and has the right to select the builder (each a "Prospective CMC Project"), to build and design the Prospective CMC Project the utilizing the SGBX Container Structures (the "Offered CMC Project") during the Term.

     (b)              Offering. Each time CMC secures rights to develop a Prospective CMC Project, CMC shall, prior to offering to or agreeing to develop the Prospective CMC Project with another builder, real estate developer or construction company, offer to SGBX the exclusive right to build and design the Prospective CMC Project utilizing the SGBX Container Structures.

       (c)               Offer Notice. CMC shall, within Ninety (90) Days of its securing of the right to build or develop a Prospective CMC Project, give written notice (the "ROFR Notice") to SGBX stating that it has been offered the right to acquire, develop, construct, and/or manage a CMC Real Estate Project and specifying and/or including:

       (d)               Exercise of Right of First Refusal.

            (i)   Upon receipt of the ROFR Notice and SGBX' s delivery of the ROFR Exercise Notice, SGBX shall have the exclusive right, for a period of sixty (60) Business Days, to negotiate and enter into a Design Build Agreement with CMC whereby SGBX will be engaged to be the designer and builder of the Prospective CMC Project utilizing SGBX Container Structures. CMC agrees to cooperate with SGBX's due diligence requests, time being of the essence, and shall promptly inform SGBX of any material developments or changes in the Prospective CMC Project.

           (ii)  The right of SGBX to be exclusive designer and builder of the Prospective CMC Project utilizing SGBX Container Structures shall be exercisable with the delivery of a written notice (the "ROFR Exercise Notice") by SGBX to CMC within ten (10) Business Days of receipt of the ROFR Notice (the "ROFR Option Period"). The ROFR Exercise Notice shall be binding upon delivery and irrevocable by CMC.

           (iii)   The failure of SGBX to deliver a ROFR Exercise Notice by the end of the ROFR Option Period shall constitute a waiver of its right of first refusal with respect to the subject Prospective CMC Project, but shall not affect its respective rights with respect to any future Prospective CMC Projects.

3.                 Ridge Avenue, Atlanta Project. The Parties acknowledge and agree that CMC has engaged SGBX to build and design, in the aggregate, approximately one hundred (100) residential and commercial units utilizing the SGBX Container Structures at 1100 Ridge Avenue, Atlanta, Georgia (the "Ridge Avenue, Atlanta Project"), at a total project cost of $15,000,000, the terms and conditions for which are set forth in a separate Design and Build Agreement.

4.                   Consideration. In exchange for the rights of first refusal granted to SGBX hereunder during the Term, SGBX has agreed to issue to CMC fifty thousand (50,000) restricted stock units (each a "RSU") of SGBX's common stock. The RSUs will vest in two tranches; 25,000 on September 30, 2020, and 25,000 on September 30, 2021, unless this Agreement is sooner terminated pursuant to Section 5 hereof. For avoidance of doubt, in the event that this Agreement is terminated prior to the Term set forth in Section 5, then CMC shall be entitled to the amount of RSUs that have vested as of the termination date, but in no event less than 25,000 RSUs.

5.                   Term. The term of this Agreement commences as of the Effective Date and, unless this Agreement is terminated earlier pursuant to any of its express provisions, will continue in effect for two (2) years (the "Term").

                      5.1      Termination.

    (a)            Either party may terminate this effective upon written notice to the other party, if the other party materially breaches this Agreement and such breach:

(i)	is incapable of cure; or

(ii)	being capable of cure, remains uncured fifteen (15) days after the breaching party receives written notice thereof.

6.                   Indemnification.

         6.1                  CMC Indemnification. CMC shall defend, indemnify and hold harmless SGBX and its Affiliates, and each of their respective officers, directors, employees, agents, successors and assigns (each, a "SGBX lndemnitee") from and against all any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers that are incurred by a SGBX Indemnitee ("Losses") arising out of or resulting from any third party claim, demand, suit, action or proceeding, whether civil, criminal, administrative or investigatory in nature (each, an "Action") that arises out of or results from CMC's breach of any representation, warranty, covenant or obligation of CMC under this Agreement.

         6.2                    SGBX Indemnification. SGBX shall defend, indemnify and hold harmless CMC and CMC 1s Affiliates, and each of their respective officers, directors, employees, agents, successors and assigns (each, a "CMC lndemnitee") from and against all any and all Losses arising out of or resulting from any Action that arises out of or results from SGBX's breach of any representation, warranty, covenant or obligation of SGBX under this Agreement.

7.                  Representations and Warranties. Each party represents and warrants to the other party that: (i) it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization or chartering; (ii) it has the full right, power and authority to enter into this Agreement, to grant the rights granted hereunder and to perform its obligations hereunder; (iii) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the party; and (iv) when executed and delivered by both parties, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

8.                  Confidentiality.

        (b)               In connection with this Agreement, each party (the "Disclosing Party") may disclose or make available Confidential Information to the other party (the "Receiving Party"). As a condition to being provided with any disclosure of or access to the Disclosing Party's Confidential Information, the Receiving Party shall:

             (i)                 not access or use the Disclosing Party's Confidential Information other than as necessary to exercise its rights or perform its obligations under this Agreement;

             (ii)                not use the Disclosing Party's Confidential Information, directly or indirectly, in any manner to the detriment of the Disclosing Party or to obtain any competitive benefit with respect to the Disclosing Party;

             (iii)               not disclose or permit access to Confidential Information other than to its representatives who: (A) need to know such Confidential Information for purposes of the Receiving Party's exercise of its rights or performance of its obligations under and in accordance with this Agreement; (B) have been informed of the confidential nature of the Confidential Information and the Receiving Party's obligations under this Section; and (C) are bound by confidentiality and restricted use obligations at least as protective of the Confidential Information as the terms set forth in this Section; and

             (iv)               safeguard the Confidential Information from unauthorized use, access or disclosure using at least the degree of care it uses to protect its similarly sensitive information and in no event less than a reasonable degree of care;

The Disclosing Party is responsible for ensuring its Representatives' compliance with, and shall be liable for any breach by its Representatives of, this Section.

        (c)                "Confidential Information" shall mean information in any form or medium (whether oral, written, electronic or other) that a party (as a Disclosing Party) considers confidential or proprietary, including trade secrets, technology, information pertaining to business operations and strategies, marketing and advertising, and information pertaining to participants in the Accelerator, including but not limited to other cohort companies, mentors, sponsors or investors, in each case to the extent it is: (a) if disclosed in writing or other tangible form or medium, marked "confidential" or "proprietary;" (b) is of the nature that the Receiving Party should reasonably have understood it to be confidential, proprietary or sensitive at the time of disclosure or at any time thereafter. With respect to each party, the terms of this Agreement are Confidential Information of the other party

      (d)               Confidential Information does not include information that the Receiving Party can demonstrate by written or other documentary records: (i) was already known to the Receiving Party without restriction on use or disclosure prior to its receipt of or access to such information in connection with this Agreement; (ii) was or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the Receiving Party or any of its Representatives; (iii) was or is received by the Receiving Party from a third party who was not or is not, at the time of such receipt, under any obligation to the Disclosing Party or any other Person to maintain the confidentiality of such information; or (iv) was or is independently developed by the Receiving Party without reference to or use of any of the Disclosing Party's Confidential Information.

9.                  General.

        (a)                Upon a party's reasonable request, the other party shall, at the requesting/such other party's sole cost and expense, execute and deliver all such documents and instruments, and take all such further actions, necessary to give full effect to this Agreement.

        (b)               The relationship between the parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the parties, and neither party shall have authority to contract for or bind the other party in any manner whatsoever.

        (c)                The parties agree to maintain the terms of this Agreement in confidence. Neither party shall issue or release any announcement, statement, press release or other publicity or marketing materials relating to this Agreement except as expressly permitted under this Agreement or with the prior written consent of the other party, which shall not be unreasonably withheld or delayed. For the avoidance of doubt, the Parties have agreed to issue a press release substantially in the form of Exhibit A hereto.

        (d)                During the Term of this Agreement and for a period of twenty-four (24) months thereafter, each party agrees that it will not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the other party, or the other party's business, or any of its employees, officers, and existing and prospective customers, shareholders, suppliers, investors, and other associated third parties.

      (e)                All notices, requests, consents, claims, demands, waivers and other communications hereunder must be in writing and addressed to the parties as follows:

If to CMC:	CMC Development LLC
4419 Third Avenue
Bronx, New York, 10457
E-mail: [sbelle@cmcdevelopmentnyc.com]
Attention: Shaun Belle, Member

If to SGBX:	SG Blocks Inc.

Attention: Paul Galvin, CEO

Facsimile:
E-mail: pgalvin@sgblocks.com
With a courtesy copy to:
Steven Soulios, Esq.

                          Notices sent in accordance with this Section will be deemed effectively given: (a) when received, if delivered by hand, with signed confirmation of receipt; (b) when received, if sent by a nationally recognized overnight courier, signature required; (c) when sent, if by facsimile or e-mail, in each case, with confirmation of transmission, if sent during the addressee's normal business hours, and on the next business day, if sent after the addressee's normal business hours;

and (d) on the 3rd day after the date mailed by certified or registered mail, return receipt requested, postage prepaid.

       (f)                This Agreement constitutes the entire agreement of the parties with respect to the Services , and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

       (g)                Upon the written consent of CMC, which shall not be unreasonably withheld, conditioned or delayed, SGBX may assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns.

       (h)                This Agreement is for the sole benefit of the parties hereto and their respective permitted successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

      (i)                 No amendment to or modification of this Agreement is effective unless it is in writing and signed by an authorized representative of each party. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      G)                If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

      (k)               This Agreement is governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

      (1)                Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York City, before one arbitrator. The arbitration shall be administered by JAMS pursuant to its 4 JAMS STREAMLINED ARBITRATION RULES I JULY 1, 2014 Streamlined Arbitration Rules & Procedures (Comprehensive Arbitration Rules & Procedures). Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrator shall, in the Award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys' fees of the prevailing party.

      (m)               This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

SG BLOCKS, INC.		CMC Development LLC

By:	/s/ Paul Galvin	By:	/s/ Shaun Belle
Name: Paul Galvin		Name: Shaun Belle
Title: CEO		Title: Member